Exhibit 10.1
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

Nortel Networks Amended Agreement No.011174 (10)
Nortel Networks Original Agreement No. 011174
AMENDMENT NO. 10
to
DEVELOPMENT AND PURCHASE AND SALE AGREEMENT
FOR
CDMA HIGH DATA RATE (IxEV-DO) PRODUCTS
Amendment No. 10 by and between Nortel Networks Inc. (“NNI”) and Airvana Inc. (“AIRVANA”) (“Amendment No. 10”).
WHEREAS, NNI and AIRVANA entered into a Development and Purchase and Sale Agreement for CDMA High Data Rate (IxEV-DO) Products dated October 1, 2001, Agreement No. 011174, as amended (“Agreement”); and
WHEREAS, NNI and AIRVANA wish to amend the Agreement further;
NOW, THEREFORE, in consideration of the premises and the promises set forth herein, NNI and AIRVANA agree as follows, effective as of September 28th, 2007 (“Effective Date”) unless otherwise set forth below:
1.	Appendix A (4) is deleted in its entirety and replaced with new Appendix A (5) attached to and incorporated in this Amendment as Attachment 1.
2.	[**] executive credits: Subject to the terms of this Section 2, Airvana will provide the following purchase credits in the [**] calendar year provided that applicable quarterly billings meet or exceed the respective billing thresholds.
A.	[**]: Provided that all sales, as reported to Airvana, in the [**] calendar quarter [**] meet or exceed the following purchase total thresholds, Airvana will provide Nortel with US dollar purchase credits in the [**] calendar quarter. Such credits, if earned, will be deducted from the Airvana invoice in respect of the September royalty report.
Credit Table [**]

Calendar
Billing Threshold Met	Quarter
or Exceeded in	Credit
Calendar Quarter	[**]
$[**]	$[**]
$[**]	$[**]
$[**]	$[**]
B.	[**]: Provided that all sales, as reported to Airvana, in the [**] calendar quarter [**] meet or exceed the $[**] threshold, Nortel will be entitled to a $[**] credit which, if earned, will be deducted from the Airvana invoice in respect of the [**] royalty report and any invoice issued thereafter up to one hundred percent (100%) of each such invoice until the credit is exhausted.

C.	Make Up Credit: If Nortel meets or exceeds the [**] $[**] billing threshold under Section 2A above, and provided that all sales , as reported to Airvana in the [**] calendar quarter [**] meet or exceed the following purchase total thresholds, Airvana will provide Nortel with US dollar purchase credits in the [**] calendar quarter up to a maximum total credit under this Section 2 of $[**] and subject to further limitations set forth herein, which, if earned, will be deducted from the Airvana invoice in respect of the [**] royalty report and any invoice issued thereafter up to one hundred percent (100%) of each such invoice until the credit is exhausted. For greater certainty, the credits set forth in this Section 2C, if applicable, are additional to the credits provided under Sections 2A and Section 2B above, but in no event shall the total purchase credits under Sections 2A, 2B, and 2C exceed $[**].

Additional Credit Table [**]

Calendar
Billing Threshold Met	Quarter
or Exceeded in	Credit
Calendar Quarter	[**]
$[**]	$[**]
$[**]	$[**]
$[**]	$[**]
The determination of whether the quarterly billing threshold has been met for such quarter will include all sales reported to Airvana in the applicable calendar quarter.

The purchase credits set forth in this Section 2 are subject to the following additional terms:
1.	Any subsequent net adjustment, by audit or otherwise, that increase prior quarter Nortel royalty reports will not retroactively count towards any quarterly billing threshold target.

2.	Any subsequent net adjustments, by audit or otherwise, that decrease prior quarter Nortel royalty reports that would have placed Nortel in a lower purchase credit level but for such reporting error (i.e. the difference defined as the “Unearned Credit”) will result in the cancellation of such Unearned Credit (if not already applied to the relevant Airvana invoice) or a cash refund to Airvana in the amount of the Unearned Credit (if already applied on a relevant Airvana invoice)

3.	For purposes of calculating the billing threshold in any calendar quarter, billings shall mean amounts invoiced in respect to such calendar quarter based upon Nortel royalty reports and Nortel Orders for maintenance and other services, excluding any credits earned in accordance with this Amendment No. 10 and such invoice shall include prices of all Products sold or licensed by Nortel less any specially negotiated discounts not accounted for in such invoice.
3.	If Nortel fails to achieve greater than or equal to [**] unit sales in [**], Airvana will provide Nortel with purchase credits in the [**] calendar year, on a per calendar quarter basis, based on Nortel meeting or exceeding the following billings total thresholds for such quarters and related U.S. dollar credits as set forth in the credit table below; and, if Nortel fails to achieve greater than or equal to [**] unit sales in [**], Airvana will provide Nortel with purchase credits in the [**] calendar year, on a per calendar quarter basis, based on Nortel meeting or exceeding the following billings total thresholds for such quarters and related U.S. dollar credits as set forth in the credit table below.
Credit Table

	Calendar	Calendar
Billing Threshold Met	Quarter	Quarter
or Exceeded in	Credit	Credit
Calendar Quarter	[**]	[**]
$[**]	$[**]	$[**]
$[**]	$[**]	$[**]
$[**]	$[**]	$[**]
$[**]	$[**]	$[**]
$[**]	$[**]	$[**]
For avoidance of doubt, the maximum amount of credit that may accrue in [**] is $[**] and the maximum amount of credit that may accrue in [**] is $[**].

The determination of whether the quarterly billing threshold has been met for such quarter will include all sales reported to Airvana in the applicable calendar quarter. For clarity such quarterly periods in calendar years [**] and [**] are as follows:

Nortel Sales Period	Reported to Airvana
December (prior year), January, February	January, February, March
March, April, May	April, May, June
June, July, August	July, August, September
September, October, November	October, November, December
The quarterly credit, if earned, will be deducted from the Airvana invoice in respect of the third calendar month royalty report of any such quarterly period and any invoices issued thereafter up to one hundred percent (100%) of each such invoice until the credit is exhausted.

The purchase credits set forth in this Section 3 are subject to the following additional terms:
1.	Any subsequent net adjustment, by audit or otherwise, that increase prior quarter Nortel royalty reports will not retroactively count towards any quarterly billing threshold target.

2.	Any subsequent net adjustments, by audit or otherwise, that decrease prior quarter Nortel royalty reports that would have placed Nortel in a lower purchase credit level but for such reporting error (i.e. the difference defined as the “Unearned Credit”) will result in the cancellation of such Unearned Credit (if not already applied to the relevant Airvana invoice) or a cash refund to Airvana in the amount of the Unearned Credit (if already applied on a relevant Airvana invoice).

3.	For purposes of calculating the billing threshold in any calendar quarter, billings shall mean amounts invoiced in respect to such calendar quarter based upon Nortel royalty reports and Nortel Orders for maintenance and other services, excluding any credits earned in accordance with this Amendment No. 10 and such invoice shall include prices of all Products sold or licensed by Nortel less any specially negotiated discounts not accounted for in such invoice.
For purposes of quantifying the [**] figure, only royalty bearing units shall be included.
4.	[**] discounts: Through [**], Airvana will provide a [**]% discount on [**] sales up to a maximum of [**] instances [**], provided that if any discount instances remain unused by [**], no more than [**] discount instances may be used per calendar quarter in [**] and [**]. Such discount shall apply to all [**] licenses sold commencing [**].
5.	Software Upgrades: The parties agree that Software Upgrades (i.e., Airvana Releases 4.0, 5.0, 6.0, etc.) purchased under the Agreement will not [**] of the underlying DOM, RNC and EMS Products. The fees Airvana charges for maintenance and support services on the underlying DOM, RNC and EMS Products extend the Warranty Period for up to [**] following the expiration date of the initial Warranty Period or any subsequent annual maintenance period for such Products. The parties agree that there will be [**]. The parties further agree that if Nortel has a customer that is not under an annual maintenance and support agreement and such customer purchases a Software Upgrade from Nortel, the parties agree to discuss a solution in the event that such Software Upgrade fails to operate in accordance with its associated specifications.
6.	Development Hardware: Based on the mutual agreement of the parties, using Nortel’s standard equipment loan terms and conditions, Nortel agrees to i) provide a reasonable amount of [**] hardware or ii.) pay to Airvana the cost of such hardware, which cost the parties will agree upon in advance. A copy of Nortel’s equipment loan agreement is attached to and incorporated in this Amendment No. 10 as Attachment 2.
7.	Price discounts – additional conditions: If a) Nortel [**] or b) and the [**] or c) a Nortel [**], then upon any such occurrence [**] this Amendment No. 10 will [**] Nortel, and the [**] shall apply.
8.	Unless otherwise prohibited by a customer confidentiality agreement, the parties agree to review reasonable information relating to Nortel’s customer installed base, including information relating to DOMs, EMS licenses, RNCs and associated cards, and any other Product based on available Nortel information. Thereafter, if not otherwise prohibited by customer confidentiality agreements, such information relating to Nortel’s installed customer base shall be updated upon Airvana’s request but no more frequently than once per calendar quarter using similar methodologies and relevant Nortel information.
9.	The parties agree to good faiths efforts to evaluate improved licensing and reporting mechanisms and to use reasonable efforts to implement a mutually agreed to solution.
10.	[**]: Airvana agrees to review in good faith [**] opportunities requested by Nortel. Additional discounts, if any, shall be as mutually agreed in writing by the parties on a case by case basis.
11.	The parties agree that the basis for establishing the content of future software releases will be a targeted release effort of [**] man weeks based on Release 6.0 methodology of which [**]% will be Airvana specified robustness or maintenance content.
12.	Nortel will accept Products for deployment in customer networks (“Product Acceptance”), based on either of the two following circumstances applying to the Products:
a.) Nortel’s declaring Channel Ready the product bundle that includes the applicable Airvana Products based on Airvana’s compliance to the feature requirement specifications and Nortel confirms in writing to Airvana such Product Acceptance; or
b.) Upon the parties entering into a written agreement (i) identifying non-conformities to the feature requirement specifications; (ii) detailing a technical solution to the non-conformities to be implemented by Airvana or Nortel’s acceptance of a commercial resolution, and (iii) Nortel’s subsequent declaration that the product bundle that includes the applicable non-conforming Airvana Products is Channel Ready.
For greater certainty Nortel will not declare Channel Ready products that include an Airvana Product in the absence of Product Acceptance of such Product. For the purposes of this section Channel Ready shall mean, the determination by Nortel of the acceptability of an applicable bundle of products for deployment.
13.	For greater certainty, the pricing set forth in Appendix A(5) is only applicable to transactions occurring after the Effective Date and such pricing does not supersede any special pricing previously agreed between the parties.
14.	Section 9.2 (f) Case Severity Definition and Closure Policy (Production Hardware and Software), is deleted in its entirety and replaced by the following new Section 9.2(f).
9.2	(f) Case Severity Definition and Closure Policy (Production Hardware and Software): For production Hardware and Software, the classifications using the following definitions as the guideline follow:
Critical (E1): Actual outage of equipment which, depending on product, could mean failure to process calls, loss of service to end customers, or similar. Immediate and continuous effort is required until the service level has been restored to pre-incident operation. As these are business imperative faults, they may require considerable re-deployment of resource by both Nortel and the customer, and management awareness is required by both sides in order to progress. Upon resolution of an E1 issue, the E1 is closed and an E3 is opened to follow up (see below explanation.)
E2: Potential outage of equipment, such as loss of resilience, imminent failure of cards, fatal errors, etc. Immediate and continuous effort is required until the service level has been restored to pre-incident operation. As these are business imperative faults, they may require considerable re-deployment of resource by both Nortel and the customer, and management awareness is required by both sides in order to progress. Upon resolution of an E2 issue, the E2 is closed and an E4 is opened to follow up (see below explanation.)
E1/E2 CRITERIA
[**].
BUSINESS CRITICAL: Although this issue is defined as being non-emergency, it must be handled with the highest priority. Business Critical issues receive focused management and resource attention. These issues are treated as critical by agreement between the customer and Nortel at a management level, and include loss of revenue, or other special cases such as the requirement to route calls via other operators, although no actual outage occurs

MAJOR: Service affecting Issues. This category includes any software errors or hardware troubles which effect service or possibly affects the customer’s ability to collect revenue but cannot be classified as either Emergency or Critical.
E3: Root cause analysis or preventative work, following from an E1 fault.
MINOR: Non-service affecting condition. This category includes hardware and software difficulties that are not E1/E2/Critical and primarily relate to minor hardware faults or errors in documentation, which do not lead to mis-operation of equipment.
E4: Root cause analysis or preventative work, following from an E2 fault.
15.	Section 9.2 (g) Escalation Procedure, is hereby deleted in its entirety and replace by a new section 9.2 (g) below:
9.2 (g) Escalation Procedure: During the work day at Airvana, resources shall ordinarily be available to answer a call; however, there could be times when a support call could go to voice mail. The call back time target if a call goes to voice mail is [**]. Failure of Airvana Technical Support to respond within [**] of a voicemail message will be escalated to the following Airvana managers, in order of escalation:
1.) Darryl Wickens, Support Manager Technical Support
           Phone: [**]
           Mobile: [**]
2.) John Cinicolo, Director of Technical Services
           Phone: [**]
           Mobile: [**]
3.) Luis Pajares, VP of Sales and Technical Services
          Phone: [**]
          Mobile: [**]
4.) Randy Battat, President and CEO
          Phone: [**]
          Mobile: [**]
16.	Section 9.2(h) Target time to resolve within receipt of initial fault report, is hereby deleted in its entirety and replace a new Sections 9.2 (h) below:
9.2 (h) Issue resolution:
i.) For customers covered under a maintenance and support plan, AIRVANA shall use reasonable commercial efforts to repair Product that fails to materially comply to the specifications. The parties will meet within 30 days and mutually agree on a resolution plan in connection with such Product repair. Failure to agree on a resolution plan will be considered a failure to materially support Nortel’s support requirements under Appendix C Section 10B(a)
ii.) Target time to resolve within receipt of initial fault report: AIRVANA shall use Reasonable Efforts to provide resolution in accordance with the table below:
Table Customer Care Case Responsiveness Requirements

Emergency Cases	Percentage		Service Restored (outage start to system recovery)
E1	[**]	%	in [**]
E1	[**]	%	in [**]
E2	[**]	%	in [**]

Software Cases	Percentage	RCA Identified	Resolved
E3	[**]%	< [**]	< [**]
BC	[**]%	< [**]	< [**]
MJ	[**]%	< [**]	< [**]
MN	[**]%		< [**] to identify fix plan for future release

Non Software Cases	Percentage		Resolved
E3, BC, MJ, MN	[**]%	n/a	< [**]

Notes:
•	Software cases are those which require a software fix

•	Minor software fixes are normally to be addressed in future releases only. Target release is the next release and is to be based on fix complexity and release capacity

•	All measurements are in calendar days

•	All measurements include resolution time shared between Nortel TAS, Nortel ER, VO and Airvana

•	Targets listed above wrt Airvana response targets are as clarified below in 15.5.3.2 item 6.

•	Time is measured from the actual instance of a customer occurrence

•	For fixes delivered in the current release, EVDO corrective content is normally delivered as a patch load on a monthly schedule. To determine resolved dates of software corrective content, Airvana will provide details of when the software solution is submitted in a patch stream. The requirement is that solution has been coded and unit tested by Airvana. The build number for the specific software solution will need to be updated in [**] to determine resolution date. The actual closure of the case will be done after customer has validated the solution. Airvana will continue to track when the fix solution was identified (Solution Defined Date) prior to coding/testing since coding/testing dates will be driven by monthly patch load schedules and/or customer priority

•	For fixes to be delivered in a future release stream, Airvana will provide a committed release stream for the fix in [**] to determine resolution date. The fix must be coded and fully validated by CuR of the future release. The case will be updated with the fix/build_id when it becomes available. The case will remain open pending delivery of the release and actual closure of the case will be done after the customer has validated the solution.
17.	In all other respects the Agreement, as amended, remains unchanged.
IN WITNESS WHEREOF, the parties have caused this Amendment No. 10 to be signed by their duly authorized representatives as of the Effective Date, although actually signed by the parties on the dates set forth below their respective signatures.

AIRVANA, INC.		NORTEL NETWORKS INC.

By:	/s/ Jeffrey D. Glidden	By:	/s/ Glenn Laxdal
	(Signature)		(Signature)

Name:	Jeffrey D. Glidden	Name:	Glenn Laxdal
	(Print)		(Print)

Title:	VP & CEO	Title:	VP CDMA Product Mgt.

Date:	9/28/2007	Date:	9/28/07

ATTACHMENT 1
APPENDIX A (5)
PRODUCTS (HARDWARE AND SOFTWARE), AND SERVICES; PRICES AND FEES
HARDWARE

Airvana
	Order	Nortel Networks Price for
Hardware Name	Number	Hardware	Notes
No H/W required
SOFTWARE

Software Name (Software
may be delivered
separately from the	Airvana
Hardware or embedded in	Order	Nortel Networks Price for
the Hardware)	Number	Software	Notes
[**]	TBD	[**]	[**]
[**]		[**]	[**]

Software Name (Software
may be delivered
separately from the	Airvana
Hardware or embedded in	Order	Nortel Networks Price for
the Hardware)	Number	Software	Notes
[**]		[**]	[**]
[**]	TBD	[**]	[**]
[**]		[**]	[**]
[**]	TBD	[**]	[**]
[**]	TBD	[**]	[**]

[**]	TBD	[**]	[**]

Software Name (Software
may be delivered
separately from the	Airvana
Hardware or embedded in	Order	Nortel Networks Price for
the Hardware)	Number	Software	Notes
[**]		[**]	[**]

[**]		[**]	[**]
[**]	TBD	[**]	[**]
[**]		[**]	[**]
[**]		[**]	[**]
[**].[**]

POST-WARRANTY SUPPORT SERVICES

Airvana
Support Service by	Order	Nortel Networks Price
Product or Software	Number	per year	Notes
[**]	TBD	[**]	[**]
[**]	TBD	[**]	[**]
[**]	TBD	[**]	[**]

Other Support Service	Nortel Networks Price	Notes
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
TRAINING COURSES

Course	Course
Number	Length	Course Title / Description	Pre-requisites
101	2 days	Introduction to 1xEV-DO Network Concepts
Primary Audience: First and second line support
		Contents: Classroom only. This course covers basics of the TCP/IP protocol, IP routing protocols, Data Link Protocols, basic CDMA protocol operation, and the 1xEV-DO protocol.	None

201	5 days	Basic 1xEV-DO – Concepts and Operation Primary Audience: First and second line support and technical field personnel, network planners	101 or equivalent
Contents: Classroom and lab. This course covers the 1xEV-DO system, airlink, signaling and applications in detail; hands-on work with the DOM, RNC & ANM, and basic network troubleshooting, OMs & logging.

301	4 days	Advanced 1xEV-DO – Concepts and Operation Audience: First and second line support, technical field personnel, network planners	201
Contents: Classroom and lab. This course covers advanced topics including RF optimization, network optimization, performance analysis, detailed throughput performance troubleshooting.

Pricing Table

Total Cost / Number of Students
Course
Number /
Course Title	Location	6	7	8	9	10	11	12
101 Introduction to 1xEV-DO	Airvana/Chelmsford	[**]	[**]	[**]	[**]	[**]	[**]	[**]
Network Concepts	Customer/US & Canada	[**]	[**]	[**]	[**]	[**]	[**]	[**]
	Customer/International	[**]	[**]	[**]	[**]	[**]	[**]	[**]

201 Basic 1xEV-DO —	Airvana/Chelmsford	[**]	[**]	[**]	[**]	[**]	[**]	[**]
Concepts and Operation	Customer/US & Canada	[**]	[**]	[**]	[**]	[**]	[**]	[**]
	Customer/International	[**]	[**]	[**]	[**]	[**]	[**]	[**]

301 Advanced 1xEV-DO —	Airvana/Chelmsford	[**]	[**]	[**]	[**]	[**]	[**]	[**]
Concepts and Operation	Customer/US & Canada	[**]	[**]	[**]	[**]	[**]	[**]	[**]
	Customer/International	[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]
Cancellation policy:
The following cancellation policy shall apply:
a)	Reschedule 14+ days, no charge 1st time only, then considered a cancellation as below.

b)	Cancel 14-29 days before delivery date, [**]% of services charged.

c)	Cancel 7-13 days before delivery date, [**]% of services charged.

d)	Cancel 0-6 days before delivery date, [**]% of services charged.

ATTACHMENT 2
EQUIPMENT ON LOAN AGREEMENT
This Equipment On Loan Agreement (the “Loan Agreement”) is made between Nortel Networks Inc. (“Nortel Networks”) and Airvana, Inc. (“Airvana”) (each individually referred to as a “Party” and collectively referred to as the “Parties”) as of the 1st day of August, 2007 and sets forth the provisions under which Nortel Networks will i.) temporarily provide AIRVANA with EMS ATCA Hardware or ii.) pay to AIRVANA the cost of such EMS ATCA Hardware, which cost the parties will agree upon in advance (“Loaned Products”). Installation of the Loaned Products shall be at AIRVAVA’s site in Chelmsford, Mass. (“Locations”).
WHEREAS, Nortel Networks and Airvana are parties to the Development and Purchase and Sale Agreement for CDMA High Data Rate (IxEV-DO) Products dated October 1, 2001, Agreement No. 011174, as amended, (“Agreement”) which provides for the purchase/license and sale of AIRVANA’s products or services; and
NOW, THERFORE, in consideration of the premises and mutual covenants and agreements herein set forth, the Parties agree as follows:
1.	Nortel Networks agrees to provide for the period beginning on the date Airvana receives the Loaned Products and ending on December 31st, 2009 (“Term”). The Term may be extended by mutual written agreement between the parties.

2.	AIRVANA agrees to return the Loaned Products, upon expiration of this Loan Agreement or upon Nortel Networks’ request. The Loaned Products shall be returned in the same condition as originally provided by Nortel Networks, except for normal wear and tear.

3.	In the event AIRVANA fails to return the Loaned Products to Nortel Networks within 30 days of Nortel Networks’ request or expiration of the Loan Agreement, Nortel Networks shall invoice AIRVANA for the total price of such Loaned Products and AIRVANA agrees to pay such invoice upon receipt in which case AIRVANA shall be deemed to have purchased the Loaned Products pursuant to the terms of the Agreement.

4.	AIRVANA Requirements

AIRVANA agrees to provide (a) sufficient, free and safe access and a suitable physical and operating environment meeting Nortel Networks’ specified requirements to permit the timely installation and safe operation of the Loaned Products; (b) access to the Loaned Products as requested by Nortel Networks; and (c) adequate security to protect the Loaned Products from theft, damage or misuse and to use reasonable care in the use of the Loaned Products. AIRVANA agrees that (i) the Loaned Products will be used solely for the development and support of Nortel Networks products; (ii) it will not make any alterations or modifications to the Loaned Products without Nortel Networks prior consent; (iii) it will not move the Loaned Products to another location without Nortel Networks prior consent; and (iv) it will not transfer any interest in the Loaned Products or cause or permit any lien to be placed on the Loaned Products.

AIRVANA agrees, at their expense, to properly maintain (including preventive and remedial maintenance) the Loaned Product. Any required 3rd party Software, including updates and upgrades required for the Loaned Product will be at AIRVANA’s expense.

5.	Title and Risk of Loss

During the Term, Nortel Networks is the owner of and retains title to the Loaned Products. AIRVANA shall not sell or lease the Loaned Products or allow any third party liens or encumbrances to attach to the Loaned Products, or remove the Loaned Products from the Locations without the prior written consent of Nortel Networks. Risk of loss for the Loaned Products shall pass from Nortel Networks to AIRVANA while the Loaned Products are inAIRVANA custody and/or control.

6.	Warranty and Limitation of Liability
Nortel Networks provides the Loaned Products on an “AS IS” BASIS WITHOUT WARRANTIES OF ANY KIND. Nortel Networks makes no warranties written or oral, statutory, express or implied with respect to the Loaned Products, including but not limited to the implied warranties or conditions of merchantability or fitness for a particular purpose or against infringement. In no event shall Nortel Networks or its agents or suppliers be liable to AIRVANA for any actual direct damages regardless of the cause and whether arising in contract, tort or otherwise. This limitation will not apply to claims for damages for bodily injury (including death) and damage to real property and tangible personal property for which Nortel Networks is legally liable. IN NO EVENT SHALL NORTEL NETWORKS OR ITS AGENTS OR SUPPLIERS BE LIABLE FOR ANY OF THE FOLLOWING: A) DAMAGES BASED ON ANY THIRD PARTY CLAIM EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS SECTION; B) LOSS OF, OR DAMAGE TO, AIRVANA’S RECORDS, FILES OR DATA; OR C) INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR LOST SAVINGS), EVEN IF NORTEL NETWORKS IS INFORMED OF THEIR POSSIBILITY.
7.	Software License

With respect to software owned or licensed by Nortel Networks and provided hereunder (“Software”), Nortel Networks grants AIRVANA a nonexclusive license to use such Software in conjunction with the Loaned Products during the Term. AIRVANA will ensure that anyone who uses the Software does so only in compliance with the terms of this Loan Agreement and AIRVANA will not (a) use, copy, modify, transfer or distribute the Software except as expressly authorized; (b) reverse assemble, reverse compile, reverse engineer or otherwise translate the Software; (c) create derivative works or modifications unless expressly authorized; or (d) sublicense, rent or lease the Software. Upon termination or expiration of this Loan Agreement, AIRVANA will promptly return the Software to Nortel Networks or certify its destruction. The Software, and any documentation relating to the Software or the Loaned Products, shall be treated as Confidential Information of Nortel Networks in accordance with the Agreement.

8.	General
(a) AIRVANA agrees not to assign, or otherwise transfer this Loan Agreement or AIRVANA’s rights under it, or delegate AIRVANA’s obligations, without Nortel Networks’ prior written consent, and any attempt to do so is void. AIRVANA agrees to comply with all applicable laws including all applicable export and import laws and regulations. Neither AIRVANA nor Nortel Networks will bring a legal action under this Loan Agreement more than two years after the cause of action arose, nor is either party responsible for failure to fulfill any obligations due to causes beyond its control. If any provision of this Loan Agreement, or portions thereof, is held to be invalid or unenforceable, the remainder of this Loan Agreement will remain in full force and effect.
(b) The terms and conditions of this Loan Agreement, including any Attachment(s) signed by Nortel Networks and AIRVANA referencing this Loan Agreement and attached hereto, form the complete and exclusive agreement between AIRVANA and Nortel Networks and replaces any prior oral or written communications regarding the subject matter hereof. Any changes to this Loan Agreement must be made by mutual agreement in writing. All AIRVANA’s rights and all of Nortel Networks’ obligations are valid only in the country in which the Loaned Products were supplied; the laws of the State of New York govern this Loan Agreement, exclusive of its conflict of laws provisions; and nothing in this Loan Agreement affects any statutory rights of consumers that cannot be waived or limited by contract.
(c) Both AIRVANA’s and Nortel Networks’ obligations under this Loan Agreement which by their nature would continue beyond expiration of this Loan Agreement, shall survive such expiration of the Loan Agreement.
IN WITNESS WHEREOF Nortel and Airvana have caused the Agreement to be executed by their duly authorized representatives as of the Effective Date.

Airvana, Inc.		Nortel Networks Inc.

By:	/s/ Jeffrey D. Glidden	By:	/s/ Glenn Laxdal

Name:	Jeffrey D. Glidden	Name:	Glenn Laxdal

Title:	VP & CFO	Title:	VP CDMA Product Mgt.

Date:	9/28/2007	Date:	9/28/2007